Exhibit 2.4

FIRST AMENDMENT TO MEMBERSHIP PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO MEMBERSHIP PURCHASE AND SALE AGREEMENT (the “Amendment”) is made and entered into as of the 14th day of March, 2013 (the “Effective Date”) by and among CROWNIKK USA, LLC, a North Carolina limited liability company (“Seller”), EQUITRUST USA, a Maryland real estate investment trust (“Purchaser”), and CATALOOCHEE HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and amends the Membership Purchase and Sale Agreement by and among Seller, Purchaser and the Company dated as of February 15, 2013 (the “Agreement”). All capitalized terms used in this Amendment that are defined in the Agreement shall have the same meanings herein as are defined therein, unless otherwise expressly provided herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller, and the Company hereby amend the Agreement as follows:

1.             Closing.  Section 5(a) of the Agreement is hereby amended to provided that the purchase and sale of the Membership Interest shall be closed at the offices of Purchaser’s legal counsel on or before the tenth (10th) day following the issuance by the Securities and Exchange Commission of its Effect Notice letter with respect to Purchaser, but in no event later than February 15, 2015 (but subject in any event to the fulfillment of the conditions precedent set forth in Section 8 of the Agreement).

2.             Miscellaneous.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. Except as expressly amended by this Amendment, the Agreement shall otherwise remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each party hereto has executed this Amendment as of the Effective Date.

Signed, Sealed, and Delivered in the presence of:	COMPANY:

Cataloochee Holdings, LLC

	By:	/s/ Scott Norman
	Name:	Scott Norman
	Title:	President

SELLER:

Crownikk USA, LLC

	By:	/s/ M. Lugar
Name:
Title:

PURCHASER:

EquiTrust USA

By:	/s/ Donald C Buenger
Name:	/Donald C. Buenger
Title:	Chair of the Board